Exhibit 99.1

Gogo Closes $30 Million Revolving Credit Facility to Strengthen

its Balance Sheet and Liquidity Position

The Company reaffirms its guidance for a Free Cash Flow improvement of at least $100 million in 2019 and continues to expect meaningfully positive annual

Free Cash Flow in 2021

CHICAGO – August 27, 2019 – Gogo (NASDAQ: GOGO), the leading global provider of broadband connectivity products and services for aviation, today announced the completion of its previously disclosed $30 million asset-based revolving credit facility.

“The closing of our $30 million revolving credit facility provides additional buffer capital and represents another important step in the strengthening of our balance sheet and liquidity without equity dilution,” said Oakleigh Thorne, President and CEO of Gogo. “We continue to expect Free Cash Flow improvement of at least $100 million in 2019 versus 2018 and meaningfully positive annual Free Cash Flow in 2021.”

Following the closing of this credit facility, the Company expects to maintain a minimum total liquidity balance of approximately $100 million. The Company does not anticipate requiring additional capital based on its current plans and projected cash flow trajectory, except as needed to refinance its debt obligations maturing in 2022 and 2024.

About Gogo

Gogo is the Inflight Internet Company. We are the leading global provider of broadband connectivity products and services for aviation. We design and source innovative network solutions that connect aircraft to the Internet and develop software and platforms that enable customizable solutions for and by our aviation partners. Once connected, we provide industry leading reliability around the world. Our mission is to help aviation go farther by making planes fly smarter, so our aviation partners perform better and their passengers travel happier.

You can find Gogo’s products and services on thousands of aircraft operated by the leading global commercial airlines and thousands of private aircraft, including those of the largest fractional ownership operators. Gogo is headquartered in Chicago, Ill., with additional facilities in Broomfield, Colo., and locations across the globe. Connect with us at gogoair.com.

Non-GAAP Financial Measures

This press release includes a discussion of Free Cash Flow, which is a non-GAAP financial measure. Management uses Free Cash Flow for business planning purposes, including managing our business against internally projected results of operations and measuring our performance and liquidity. This supplemental performance measure also provides another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items. This supplemental performance measurement may vary from and may not be comparable to similarly titled measures used by other companies. Free Cash Flow is not a recognized measurement under accounting principles generally accepted in the United States, or GAAP; when analyzing our liquidity, investors should (i) evaluate each adjustment in our reconciliation to the corresponding GAAP measure, and the explanatory footnotes regarding those adjustments and (ii) use Free Cash Flow in addition to, and not as an alternative to, consolidated net cash provided by (used in) operating activities when evaluating our liquidity. No reconciliation of the forecasted range for Free Cash Flow for fiscal 2019 is included in this release because we are unable to quantify certain amounts that would be required to be included in the corresponding GAAP measure without unreasonable efforts and we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors.

Cautionary Note Regarding Forward-Looking Statements

Certain disclosures in this press release include “forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. Most forward-looking statements contain words that identify them as forward-looking, such as “anticipates,” “believes,” “continues,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms that relate to future events. Forward-looking statements involve known and unknown risks, trends and uncertainties, many of which may be beyond our control, that may cause Gogo’s actual results, performance, achievements or future liquidity to be materially different from any projected results, performance, achievements or future liquidity expressed or implied by the forward-looking statements. Such risks, trends and uncertainties include those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 21, 2019 and in Item 1A of its Quarterly Report on Form 10-Q filed with the SEC on August 8, 2019. Forward-looking statements represent the beliefs and assumptions of Gogo only as of the date of this press release and Gogo undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

Any one of these factors or a combination of these factors could materially affect Gogo’s financial condition or future results of operations and could influence whether any forward-looking statements contained in this press release ultimately prove to be accurate. Gogo’s forward-looking statements are not guarantees of future performance, and you should not place undue reliance on them. All forward-looking statements speak only as of the date made and Gogo undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise

Investor Relations Contact:

William Davis

+1 312-517-5725

ir@gogoair.com

Media Relations Contact:

Dave Mellin

+1 303 301-2606

pr@gogoair.com